Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp
155 North Wacker Drive Chicago, Illinois 60606-1720 ________ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com July 31, 2023

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Empire State Realty Trust, Inc.

111 West 33rd Street, 12th Floor
New York, New York 10120

Re:	Empire State Realty Trust, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Empire State Realty Trust, Inc., a Maryland corporation (“ESRT”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by ESRT and Empire State Realty OP, L.P., a Delaware limited partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, from time to time, of (i) shares of Class A common stock, par value $0.01 per share, of ESRT (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of ESRT (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between ESRT and one or more bank or trust companies to be named in the applicable Depositary Agreement, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by ESRT and one or more warrant agents to be named therein, (v) senior debt securities of the Operating Partnership (“Senior Debt Securities”), which may be issued in one or more series under a senior indenture proposed to be entered into by the Operating Partnership, ESRT (as guarantor, if applicable) and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, and subordinated debt securities of the Operating Partnership (such subordinated debt securities, together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under a subordinated indenture proposed to be entered into by the Operating Partnership, ESRT (as guarantor, if applicable) and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement and (vi) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities or Warrants. The Registration Statement also relates to the issuance and sale from time to time by ESRT of guarantees of the Debt Securities. The delivery of this opinion is not intended to create, nor shall it create, an attorney-client relationship with any party except you.

Empire State Realty Trust, Inc.

July 31, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	the Registration Statement; and

(ii)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, ESRT has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations, and covenants of officers of ESRT (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of ESRT and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified all of the facts, statements, representations, and covenants set forth in the Officers’ Certificate, or any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have assumed and relied on ESRT’s representation that the statements, representations, and covenants contained in the Officers’ Certificate and the other documents accurately and completely describe all material facts relevant to such statements, representations, and covenants. We have assumed that all such facts, statements, representations, and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations, and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

Empire State Realty Trust, Inc.

July 31, 2023

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) ESRT and each of the entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdiction in which each was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland, the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising ESRT have been formed, and (iii) each of the written agreements to which ESRT is a party has been and will be implemented, construed, and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Empire State Realty Trust, Inc.

July 31, 2023

Based on and subject to the foregoing, we are of the opinion that commencing with ESRT’s taxable year that ended December 31, 2013, ESRT has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code and its actual method of operation through the date hereof has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

As noted in the Registration Statement, ESRT’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of ESRT’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished only to you and is solely for your benefit. This opinion may not be relied upon by anyone else without our prior written consent. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference made to us and the discussions of advice provided by as under the headings “Taxation of ESRT,” “U.S. Federal Income Tax Considerations,” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP